Exhibit 10.2

DIRECTOR NOMINATION AGREEMENT

BY AND AMONG

SUMMIT HOTEL PROPERTIES, INC.,

BRIGHT FORCE INVESTMENT, LLC,

SAGESTAR FAMILY, LLC

AND

C&D FAMILY HOLDINGS, LLC

Dated as of January 13, 2022

i

This DIRECTOR NOMINATION AGREEMENT (as the same may be amended, modified or supplemented from time to time, this “Agreement”), dated as of January 13, 2022, is entered into by and among Summit Hotel Properties, Inc., a Maryland corporation (the “Company”), on the one hand, and Bright Force Investment, LLC, a Texas limited liability company, Sagestar Family, LLC, a Texas limited liability company, and C & D Family Holdings, LLC, a Texas limited liability company (collectively, together with any permitted assignees pursuant to Section 3.4, “Contributor”) on the other.

WHEREAS, Affiliates of Contributor have entered into that certain Contribution and Purchase Agreement dated as of November 2, 2021, by and among Summit Hotel OP, LP, a Delaware limited partnership (the “Operating Partnership”), Summit Hospitality JV, LP, a Delaware limited partnership, NewcrestImage Holdings, LLC, a Delaware limited liability company, and NewcrestImage Holdings II, LLC, a Delaware limited liability company (the “Contribution Agreement”), pursuant to which the Operating Partnership will acquire, directly or indirectly, certain hotel properties and other assets held, directly or indirectly, by Contributor (the “Contribution”);

WHEREAS, in consideration for the Contribution, Contributor or its Affiliates will receive a combination of cash, preferred units of limited partnership interest in the Operating Partnership and common units of limited partnership interest in the Operating Partnership (“Common Units”), which Common Units are redeemable for either cash or, at the option of the Operating Partnership, shares of common stock, $0.01 par value per share, of the Company (“Common Shares”); and

WHEREAS, on and following the date of closing of the Contribution (the “Closing Date”), Contributor and the Company wish to provide for certain director nomination and other rights.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I - DEFINED TERMS

Section 1.1 Defined Terms.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” shall mean: (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests, contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Board” shall mean the board of directors of the Company.

“Closing Date” shall have the meaning set forth in the recitals of this Agreement.

“Common Shares” shall have the meaning set forth in the recitals of this Agreement.

“Common Units” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Contribution” shall have the meaning set forth in the recitals of this Agreement.

“Contribution Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Contributor” shall have the meaning set forth in the preamble of this Agreement.

“Contributor Designee” shall mean: (i) initially, the following individual who shall be appointed as a Director effective upon the completion of the Contribution: Mehul Patel, and (ii) thereafter, at any time, a single individual designated by Contributor pursuant to the terms of this Agreement for appointment to the Board or nomination to be elected to the Board at the next meeting of the stockholders of the Company at which all Directors are to be elected, as applicable.

“Designation Notice” shall have the meaning set forth in Section 2.1(b).

“Director” shall mean each member of the Board.

“Director Nomination Right” shall have the meaning set forth in Section 2.1(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Operating Partnership” shall have the meaning set forth in the recitals of this Agreement.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, trust or other entity.

ARTICLE II - DIRECTOR NOMINATION RIGHT

Section 2.1 Director Nomination Right.

(a) Subject and pursuant to the terms of this Agreement, for so long the total number of Common Shares and Common Units owned of record by Contributor or its Affiliates is equal to at least ten percent (10%) of the sum of (X) the number of Common Shares outstanding plus (Y) the number of Common Units outstanding that are not owned directly or indirectly by the Company, Contributor shall have the right, but not the obligation, to designate one individual as a nominee for election to the Board at each annual meeting of the stockholders of the Company (or special meeting of the stockholders in lieu of an annual meeting at which Directors are to be elected) (the “Director Nomination Right”). Contributor shall provide such certifications regarding the beneficial ownership of shares of Common Stock and Common Units by Contributor and its Affiliates as the Company may reasonably request from time to time in order to determine Contributor’s eligibility to exercise the Director Nomination Right.

(b) For each meeting of the stockholders of the Company at which Directors are to be elected prior to the termination of this Agreement in accordance with Section 3.1, if Contributor desires to exercise the Director Nomination Right, Contributor shall submit in writing to the Company the name of the Contributor Designee (a “Designation Notice”) at least 120 days prior to the first anniversary of the date on which the proxy statement for the preceding year’s annual meeting of stockholders of the Company was filed with the United States Securities and Exchange Commission; provided, however, that with respect to the 2022 annual meeting, a special meeting in lieu of an annual meeting at which all Directors are to be elected or in the event that the date of the annual meeting of the stockholders of the Company is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of stockholders of the Company, the Designation Notice to be timely must be so submitted not later than the later of the 120th day prior to the date of such meeting or the tenth day following the day on which public announcement or notice to Contributor of the date of such meeting is first made. In the event Contributor has neither provided the Designation Notice within the time period set forth above for a meeting nor provided notice to the Company that Contributor will not exercise the Director Nomination Right, Contributor will be deemed to have designated the Contributor Designee currently serving on the Board for reelection at such meeting.

(c) For each meeting of the stockholders of the Company at which Directors are to be elected prior to the termination of this Agreement in accordance with Section 3.1, the Nominating and Corporate Governance Committee of the Board and the Board shall cause the Contributor Designee to be a nominee for election at such meeting, and shall include the Contributor Designee in the Company’s proxy statement for such meeting in a manner consistent with its solicitation of proxies for the election of all other Director candidates nominated by the Board and recommend that the stockholders of the Company elect to the Board the Contributor Designee. Subject to applicable legal or stock exchange listing requirements, neither the Board nor the Company shall take any action to oppose the election of the Contributor Designee.

(d) Notwithstanding anything to the contrary herein, and for clarity, the parties agree that in no event shall Contributor have the right to designate more than one Contributor Designee and at no time will more than one Contributor Designee serve as a Director.

Section 2.2 Director Qualifications.

(a) No individual may be designated by Contributor for nomination or appointment to the Board at any time: (i) if, within ten years of such time, any of the events described in Items 401(f)(1)-(8) of Regulation S-K under the Exchange Act of 1934, as amended (or any successor regulation) occurred, unless the Company, in its sole discretion, concludes that disclosure of such event would not be required, (ii) if such individual would be prohibited by applicable law from serving as a Director or (iii) if a majority of the members of the Board, other than the Contributor Designee, determines, in good faith, that such individual has violated a written policy of the Company applicable to such individual or does not meet the needs of the Board as determined during the Board’s regular evaluation of the suitability of individuals for Board membership (in which case Contributor will have 30 days to designate a replacement Contributor Designee pursuant to a Designation Notice delivered in accordance with Section 2.1(b)).

(b) Contributor shall use reasonable efforts to ensure that any Contributor Designee satisfies all stated criteria and guidelines for director nominees of the Company.

(c) Any Contributor Designee shall be required, as a condition to such individual’s nomination, appointment and service as a Director, to make such acknowledgements, enter into such agreements and provide such information as the Board requires of all Directors at such time, including without limitation, completing such questionnaires as the Company requires of all Directors or nominees and agreeing to be bound by the Company’s policies by which every Director is bound, including, but not limited to, the Code of Business Conduct and Ethics, the Insider Trading Policy, the Policy on Conflicts of Interest Regarding Hotel Properties and the Policy on Voting Regarding Directors. Any Contributor Designee shall also be required, as a condition to such individual’s nomination, appointment and service as a Director, to submit an irrevocable conditional resignation to be effective upon the occurrence of a termination of this Agreement pursuant to Section 3.1 and the Board’s formal acceptance of such resignation following such termination. The Company also agrees that it will provide indemnification, advancement of expenses, directors’ and officers’ liability insurance and compensation for service as a director to the Contributor Designee who is a Director on the same basis, and in the same manner, as it does for all other non-employee Directors.

Section 2.3 Replacement.

In the event that a vacancy is created at any time by the death or disability, or resignation or removal from the Board, of a Contributor Designee then serving as a Director, Contributor shall have the right, but not the obligation, to designate a new Contributor Designee to fill the remaining term of the prior Contributor Designee, and, in such a case, the Company hereby agrees to take all reasonable actions necessary to cause the appointment of such replacement Contributor Designee.

ARTICLE III - GENERAL PROVISIONS

Section 3.1 Termination.

This Agreement shall automatically terminate at such time as (i) Contributor is no longer eligible to exercise the Director Nomination Right pursuant to Section 2.1(a), (ii) Contributor notifies the Company in writing that it will not exercise the Director Nomination Right or (iii) the Company enters into a merger, consolidation or other similar transaction following which a majority of the members of the board of directors of the resulting company were not members of the Board immediately prior to such transaction. Upon such termination, no party shall have any further rights, obligations or liabilities hereunder; provided that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 3.2 Notices.

(a) Any notice, demand, request or report required or permitted to be given or made hereunder shall be in writing and shall be deemed given or made when delivered in person or when sent by nationally recognized overnight delivery service, facsimile transmission (with facsimile receipt confirmed) or email (with email receipt confirmed), to the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i) if to Contributor:

Mehul Patel

c/o NewcrestImage Holdings, LLC

1785 State Highway 26 – Suite 400

Grapevine, Texas 76051

Phone: (214) 774-4650

Email: Mehul.Patel@Newcrestimage.com

(ii) if to the Company:

Chris Eng, General Counsel

c/o Summit Hotel Properties, Inc.

13215 Bee Cave Parkway, Suite B-300

Austin, TX 78738

Phone: (512) 538-2307

Facsimile: (512) 538-2333

Email: ceng@shpreit.com

(b) Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by facsimile, be deemed received upon confirmation.

(c) Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

(d) Contributor agrees that any notice, demand, request or report required or permitted to be given or made hereunder by Contributor shall be given or made solely by the Contributor Designee or, in the event of the Contributor Designee’s death or disability, or resignation or removal from the Board, any other single individual who is authorized by Contributor to so act.

Section 3.3 Amendment; Waiver.

This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by each of the parties hereto. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 3.4 Successors and Assigns.

Except as specifically provided herein, this Agreement may not be assigned by the Company without the express prior written consent of Contributor, and any attempted assignment, without such consent, shall be null and void. Except as specifically provided herein, this Agreement may not be assigned by Contributor without the express prior written consent of a majority of the members of the Board not affiliated with Contributor or Contributor’s Affiliates, and any attempted assignment, without such consent, shall be null and void.

Section 3.5 Third Parties.

This Agreement does not create any rights, claims or benefits inuring to any person or entity that is not a party hereto, including any Contributor Designee, nor create or establish any third party beneficiary hereto.

Section 3.6 Governing Law.

This Agreement shall be governed by and construed in accordance with, the laws of the State of Maryland, without regard to the choice of law or conflict of law provisions thereof.

Section 3.7 Waiver of Trial by Jury.

EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 3.8 Entire Agreement.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9 Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 3.10 Table of Contents, Headings and Captions.

The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 3.11 Counterparts.

This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable).

Section 3.12 Specific Performance.

Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the Company (in the case of a breach by Contributor) or Contributor (in the case of a breach by the Company) would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the Company and Contributor, as the case may be, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

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IN WITNESS WHEREOF, the parties hereto have caused this Director Nomination Agreement to be duly executed as of the date first above written.

SUMMIT HOTEL PROPERTIES, INC.,
a Maryland corporation

By:	/s/ Christopher Eng
	Name:	Christopher R. Eng
	Title:	Executive Vice President, General Counsel and Chief Risk Officer

[Signatures continue on following page]

[Signature Page to Director Nomination Agreement]

CONTRIBUTOR:

BRIGHT FORCE INVESTMENT, LLC,
a Texas limited liability company,

By:	NewcrestImage Holdings, LLC,
a Delaware limited liability company, its Member

	By:	/s/ Mehul Patel
		Name:	Mehul Patel
		Title:	Manager

By:	NewcrestImage, LLC,
a Texas limited liability company, its Member

	By:	/s/ Mehul Patel
		Name:	Mehul Patel
		Title:	President

C&D FAMILY HOLDINGS, LLC,
a Texas limited liability company

By:	/s/ Chirag Patel
	Name:	Chirag Patel
	Title:	Manager

SAGESTAR FAMILY, LLC,
a Texas limited liability company

By:	/s/ Mehul Patel
	Name:	Mehul Patel
	Title:	Manager

By:	/s/ Sanjay Patel
	Name:	Sanjay Patel
	Title:	Manager

[Signature Page to Director Nomination Agreement]